UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013

Neurotrope, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

10732 Hawk’s Vista Street

Plantation, FL 33324

(Address of principal executive offices, including zip code)

954-632-6630

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On October 4, 2013, the Company issued and sold 1,080,000 additional shares of its Series A Convertible Preferred Stock, at a price of $1.00 per share, for gross proceeds (before deducting commissions and expenses of the offering) of $1,080,000. The offering that resulted in this closing was conducted on a “best efforts” basis. The total number of shares of the Company’s Series A Convertible Preferred Stock now issued and outstanding is 23,000,000.

This private placement offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, in reliance upon the exemption provided by Rule 506(b) of Regulation D promulgated by the SEC thereunder. The offering was sold to “accredited investors,” as defined in Regulation D.

A description of the voting powers, preferences and other rights of the Series A Convertible Preferred Stock is set forth in Amendment No. 1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 30, 2013, under the caption “Description of Securities—Preferred Stock—Series A Preferred Stock,” which description is incorporated herein by reference. A copy of the Certificate of Designations, Preferences and Rights for the Series A Convertible Preferred Stock, as filed with the Nevada Secretary of State, is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2013.

The Company agreed to pay the placement agent in the offering, EDI Financial, Inc., a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the offering. In addition, the placement agent received warrants exercisable for a period of ten years to purchase a number of shares of Series A Convertible Preferred Stock equal to 10% of the number of shares of Series A Convertible Preferred Stock sold to investors introduced by it, with an exercise price of $1.00 per share. As a result of the foregoing, the placement agent and its permitted sub-agents were paid an aggregate commission of $108,000 and were issued warrants purchase an aggregate of 108,080 shares of Series A Convertible Preferred Stock. The Company was also required to reimburse the placement agents for legal expenses incurred in connection with the offering. The Company agreed to indemnify the placement agent and its sub-agents to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with this offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the placement agents and its sub-agents may be required to make in respect of such liabilities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2013, the Board of Directors of Neurotrope, Inc. (the “Company”) approved an Employment Agreement between the Company and Robert Weinstein, the Company’s Chief Financial Officer and Executive Vice President. Under the terms of the employment agreement, the Company will pay Mr. Weinstein an annual base salary of not less than $240,000 per year for the period from the effective date to December 31, 2014; and $275,000 per year for the period January 1, 2015 to December 31, 2015. Such annual base salary may be reviewed annually and increased (but not decreased) at the discretion of the Board or a committee thereof, provided, however, that the salary will, at a minimum, be increased annually, beginning January 1, 2016, based upon the percentage increase in the Consumer Price Index for the immediately preceding year. The Company will pay Mr. Weinstein an annual incentive bonus of no less than $35,000 for the year ending December 31, 2013; an annual bonus of no less than $50,000 for the year ending December 31, 2014; and an annual bonus targeted at 50% of his annual base salary for all years beginning January 1, 2015, to be earned and payable based upon attainment of annual performance goals as determined by the Board or a committee thereof. Mr. Weinstein’s annual bonus opportunity may be periodically reviewed and increased at the discretion of the Board or a committee thereof. Mr. Weinstein will also be eligible to participate in all Company benefits generally available to the Company’s officers in accordance with the terms of those benefit plans and all retirement, life, disability, medical and dental plan benefits generally available to the Company’s officers in accordance with the terms of those plans.

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On the same date, the Board granted an incentive stock option to Mr. Weinstein under the Company’s 2013 Equity Incentive Plan to purchase 650,000 shares of the Company’s common stock. The option vests with respect to 162,500 shares on each of the first, second, third and fourth anniversaries of October 1, 2013, subject to the executive’s continued employment with the Company on each such day. Mr. Weinstein will be entitled to additional options and/or equity-based awards as determined in the discretion of the Board or a committee thereof. All of his options and/or equity awards will cease vesting as of the date of termination of the employment agreement, provided that in the event of (i) Mr. Weinstein’s termination for Good Reason (defined in the Agreement) or (ii) termination of his employment by the Company without Cause (defined in the Agreement), his options and any other equity awards will be deemed to have vested as of the date of termination with respect to that number of shares that would have vested had his employment with the Company continued for a period of one year after the date of termination, and provided, further, that if Mr. Weinstein’s termination for Good Reason or the termination of his employment by the Company without Cause occurs within six months after the occurrence of a change of control of the Company, then all of his options and any other equity awards will be deemed to have vested as of the date of termination.

If Mr. Weinstein’s employment is terminated by the Company for a reason other than Cause or by him for Good Reason, and subject to Executive's compliance with other terms of the employment agreement, and certain other conditions, then the Company will pay him a severance amount equal to his annual base salary, payable in a single lump sum. In addition, if he elects health care continuation coverage under COBRA, the Company will pay for such health insurance coverage for a period of 18 months following the termination of his employment, as the same rate as it pays for health insurance coverage for its active employees (with Mr. Weinstein required to pay for any employee-paid portion of such coverage). If Mr. Weinstein’s employment is terminated by non-renewal or due to his death or disability, he will be entitled to any unpaid prorated Annual Bonus for the year in which his employment terminates.

The agreement contains non-competition, non-solicitation and non-disclosure covenants of Mr. Weinstein.

The Company will reimburse Mr. Weinstein for reasonable attorney’s fees and expenses that he incurs in connection with the negotiation, preparation and execution of the employment agreement up to $10,000.

Subject to earlier termination by Mr. Weinstein’s death or disability, or by the Company for Cause, the term of the employment agreement is four years and will be extended automatically for successive one-year periods, unless either party gives written notice of termination to the other party at least 90 days prior to the end of the then-current term.

A copy of the employment agreement is filed as an exhibit to this Current Report.

Item 8.01	Other Events.

On October 2, 2013, the Company’s Board of Directors amended the terms of the options to purchase an aggregate of 1,300,000 shares of common stock granted to the Company’s directors and to a consultant and board observer (or their affiliates) on August 23, 2013, which options have a term of ten years, an exercise price of $1.00 per share and vest on a daily basis over five years from August 23, 2013. The Board of Directors amended the terms of such options to provide for full acceleration of vesting upon the occurrence of a change of control of the Company.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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Exhibit Number	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock of Neurotrope, Inc., filed with the Nevada Secretary of State on August 22, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2013)

10.1*	Employment Agreement dated as of October 1, 2013, between Neurotrope, Inc., and Robert Weinstein

10.2	Placement Agency Agreement, dated June 25, 2013, between Neurotrope BioScience, Inc., and EDI Financial, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 29, 2013)

10.3	Amendment to Placement Agency Agreement, dated August 12, 2013, between Neurotrope BioScience, Inc., and EDI Financial, Inc. (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on August 29, 2013)

10.4*	Assignment of and Amendment to Placement Agent Agreement, dated as of August 23, 2013, among Neurotrope, Inc., Neurotrope BioScience, Inc., and EDI Financial, Inc.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: October 8, 2013	By:	/s/ Robert Weinstein
		Name:	Robert Weinstein
		Title:	Chief Financial Officer
and Executive Vice President

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